Rocket Fuel Reports Record Revenue for the Fourth Quarter and Full Year 2014

Full Year Revenue Grew 70%, While Revenue From Mobile, Social and Video Grew 201%

REDWOOD CITY, California - February 19, 2015 - Rocket Fuel Inc. (NASDAQ: FUEL), a leading provider of artificial intelligence and big data solutions for digital advertising, today reported results for the fourth quarter and the fiscal year ended December 31, 2014.
“Marketers and agencies continued to benefit from Rocket Fuel’s proven high performance solutions for their digital advertising campaigns and marketing programs, resulting in our year-over-year revenue growth of 70%. I am especially pleased with the interest in our recently acquired data management platform (DMP), and Gartner's recognition of Rocket Fuel as a 'visionary' in its ‘Magic Quadrant for Digital Marketing Hubs’ report. We believe we are well positioned to capture share in this rapidly growing market,” said Chairman and CEO George John.
Financial Highlights for the Fourth Quarter of 2014
Revenue of $139.5 million increased 63% compared to $85.6 million for the fourth quarter of 2013. The strengthening U.S. Dollar impacted our reported revenue, as revenue for the quarter would have been $140.0 million assuming currency rates remained unchanged from the date that our revenue guidance was issued on November 12, 2014, through year end. Revenue growth would have been 65% if currency exchange rates had remained constant between the fourth quarter of 2013 and the fourth quarter of 2014. Revenue for the fourth quarter included $57.0 million from digital advertising through mobile, social and video channels, an increase of 108% from $27.4 million in the fourth quarter of 2013.
Non-GAAP net revenue1 of $76.7 million increased 54% compared to $49.6 million for the fourth quarter of 2013.
Net loss was $(20.5) million, or $(0.49) per diluted share, compared to a net loss of $(2.2) million, or $(0.07) per diluted share for the fourth quarter of 2013.
Non-GAAP adjusted net income (loss)1 for the quarter was $(7.4) million, or $(0.18) per diluted share, compared to non-GAAP adjusted net income of $2.4 million, or $0.06 per diluted share, for the fourth quarter of 2013.
Non-GAAP adjusted EBITDA1,2 was $2.8 million compared to $6.3 million in the fourth quarter of 2013.
Cash and cash equivalents were $107.1 million as of December 31, 2014.
Active customer count expanded to 1,636, up from 1,224 in the fourth quarter of 2013.
Employee headcount was 1,123 as of December 31, 2014.
Financial Highlights for the Fiscal Year ended December 31, 2014
Revenue of $408.6 million increased 70% compared to $240.6 million for the year ended December 31, 2013. Revenue for the year included $173.7 million from digital advertising through mobile, social and video channels, an increase of 201% from $57.8 million in 2013.
Non-GAAP net revenue1 of $235.2 million increased 72% compared to $137.0 million for the year ended December 31, 2013.

Net loss was $(64.3) million, or $(1.74) per diluted share, compared to a net loss of $(20.9) million, or $(1.38) per diluted share for the year ended December 31, 2013.
Non-GAAP adjusted net income (loss)1 for the year was $(24.1) million, or $(0.65) per diluted share, compared to non-GAAP adjusted net loss of $(5.4) million, or $(0.35) per diluted share, for the year ended December 31, 2013.
Non-GAAP adjusted EBITDA1,2 was $(1.0) million compared to $4.2 million in the year ended December 31, 2013.
1 Non-GAAP net revenue, Non-GAAP adjusted net income (loss) and Non-GAAP adjusted EBITDA are non-GAAP financial measures, all of which reflect revisions to naming conventions or definitions from those reported in prior periods. Please see the discussion below under the heading “Use of Non-GAAP Measures,” and the reconciliations at the end of this press release.
2 The definition of Non-GAAP adjusted EBITDA has been changed from the definition we used prior to the third quarter of fiscal year 2014. In the third quarter of fiscal year 2014, we revised the definition to exclude acquisition-related and other expenses; payroll taxes related to stock-based compensation; and other income (expense). In the fourth quarter of fiscal year 2014, we further revised the definition to exclude amortization of internal-use software (see reconciliations at the end of this press release).
Business Outlook

Given the limited visibility inherent in our rapidly growing and changing industry, Rocket Fuel is only providing specific financial guidance for the first quarter of 2015. For the first quarter of 2015, the Company expects a typical seasonal decline in activity, and thus anticipates:
- Non-GAAP net revenue in the range of $57 million to $58 million,
- Non-GAAP adjusted EBITDA of a loss of $(18) million to $(19) million.
This non-GAAP net revenue range represents 28% to 30% growth over the first quarter of 2014, and the Company believes that the anticipated seasonality suggests that the first quarter is typically approximately 20% of total annual non-GAAP net revenue. In addition to driving revenue growth, Rocket Fuel’s financial goals for 2015 include achieving positive non-GAAP adjusted EBITDA for the full year by enhancing productivity and operating leverage, slowing headcount growth considerably, focusing on expense management and minimizing capital spending requirements.
Conference Call and Webcast Information
The Rocket Fuel fourth quarter and fiscal year 2014 teleconference and webcast is scheduled to begin at 2:00 PM Pacific time on Thursday, February 19, 2015. To participate on the live call, analysts and investors should dial 1-888-337-8198, or outside the U.S. 719-325-2177, at least ten minutes prior to the call. Rocket Fuel will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of its website at www.rocketfuel.com
Use of Non-GAAP Measures

This press release includes information relating to non-GAAP net revenue, non-GAAP adjusted EBITDA and non-GAAP adjusted net income (loss), which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans.

We define non-GAAP net revenue as GAAP revenue less media costs. In prior quarters, we referred to non-GAAP net revenue as, alternatively, "Revenue Less Media Costs" and "Revenue ex-TAC," however the definition has not changed. Media costs consist of costs for advertising impressions we purchase from real-time advertising exchanges or other third parties. A limitation of non-GAAP net revenue is that it is a measure designed for internal purposes that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that have similar business arrangements but present the impact of media costs differently. Our management compensates for this limitation by also considering the comparable GAAP financial measures of revenue, media costs and other cost of revenue.
We define non-GAAP adjusted EBITDA as GAAP net loss before interest expense, other income (expense), net, income tax provision (benefit), depreciation and amortization expense, stock-based compensation expense and related payroll taxes, changes in fair value of convertible preferred stock warrant liability, and acquisition related and other expenses. In prior reported quarters, our definition of non-GAAP adjusted EBITDA excluded most amortization, but included amortization of internal-use software. We now exclude all amortization in our current definition of non-GAAP adjusted EBITDA. We have provided a reconciliation of non-GAAP adjusted EBITDA under both the current and prior definitions in the table “Unaudited Reconciliation From Prior Non-GAAP Adjusted EBITDA to Current Non-GAAP Adjusted EBITDA” in this press release. Non-GAAP adjusted EBITDA has a number of limitations, including the following: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and non-GAAP adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; non-GAAP adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; non-GAAP adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation; non-GAAP adjusted EBITDA does not reflect acquisition related and other expenses, tax and interest expenses that may represent payments reducing the cash available to us; and other companies, including those in our industry, may calculate non-GAAP adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, our management considers non-GAAP adjusted EBITDA alongside other financial performance measures, including cash flow metrics, net income (loss) and our other GAAP results.
We define non-GAAP adjusted net income (loss) as GAAP net income (loss) excluding stock-based compensation expense, changes in fair value of convertible preferred stock warrant liability, amortization of intangible assets, acquisition related and other expenses and the estimated tax impact of the foregoing items. A limitation of non-GAAP adjusted net income (loss) is that it is a measure that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that define adjusted net loss differently. This measure may also exclude expenses that may have a material impact on Rocket Fuel’s reported financial results. Our management compensates for these limitations by also considering the comparable GAAP financial measure of net income (loss).
For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation from GAAP Revenue to Non-GAAP Net Revenue,” “Reconciliation from GAAP Net Loss to Non-GAAP Adjusted EBITDA” and “Reconciliation from GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss)” included in this press release.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP.

Forward-Looking Statements

This press release and the webcast of the same date, contain “forward-looking statements,” regarding future events and our future financial performance, including but not limited to: the addressable market opportunity and our ability to compete in the marketing technology market by offering a digital marketing hub solution; expectations for revenue mix, including the growth of DMP and SAAS solutions; the company’s forecast of certain financial results for the first quarter of 2015; expected 2015 trends in headcount growth and operating expenses generally; projections for certain 2015 metrics such as capital expenditures and total non-GAAP net revenue; the company’s goal of achieving positive

EBITDA for the full year in 2015; the direction and impact of certain relevant market trends and the company’s strategies for responding to them; the company’s plans to address an expected increase in competition from in-house trading desks and the effectiveness of the strategic agency selling team; and the company’s intentions to focus on moderate revenue growth and making progress toward profitability in 2015 through managing operating expenses. Words such as “expect,” “believe,” “anticipate,” “plan” and other similar words are also intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements.
These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation, our limited operating history, particularly as a relatively new public company; our history of losses; fluctuations in our operating results; risks associated with our growth, particularly including growth outside of the U.S.; failure to achieve expected synergies and efficiencies of operations between Rocket Fuel and [x+1]; failure to adequately address competition from agency trading desks; the loss of any key [x+1] customers or employees; the ability of our sales force to increase productivity; seasonality in our business; and general market, political, economic and business conditions.
Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2014 and in subsequent SEC filings. These forward-looking statements are made as of the date of this press release and the related webcast, and Rocket Fuel expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein or therein to reflect events that occur or circumstances that exist after the date on which the statements were made.

About Rocket Fuel

Rocket Fuel delivers a leading programmatic media-buying platform at Big Data scale that harnesses the power of artificial intelligence (AI) to improve marketing ROI in digital media across web, mobile, video, and social channels. Rocket Fuel powers digital advertising and marketing programs globally for customers in North America, Latin America, Europe, and APAC. Customers trust Rocket Fuel’s Advertising That Learns® platform to achieve brand and direct-response objectives in diverse industries from luxury cars to financial services to retail. Rocket Fuel currently operates in more than 20 offices worldwide and trades on the NASDAQ Global Select Market under the ticker symbol “FUEL.” For more information, please visit http://www.rocketfuel.com or call 1-888-717-8873.

Investor Relations:
Whitney Kukulka
The Blueshirt Group
(415) 489-2187
ir@rocketfuel.com

Rocket Fuel and Advertising That Learns are trademarks or registered trademarks of Rocket Fuel Inc. in the United States and other countries.

Rocket Fuel Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)

	December 31,	December 31,
	2014	2013
Assets
Current Assets:
Cash and cash equivalents	$107,056	$113,873
Accounts receivable, net	135,400	90,502
Deferred tax assets	1,716	207
Prepaid expenses	3,698	2,164
Other current assets	12,531	3,962
Total current assets	260,401	210,708
Property, equipment and software, net	89,441	25,794
Restricted cash	2,915	—
Intangible assets	69,299	—
Goodwill	115,412	—
Other assets	1,797	1,006
Total assets	$539,265	$237,508

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$76,085	$39,910
Accrued and other current liabilities	33,258	21,584
Deferred revenue	593	918
Current portion of capital leases	5,482	203
Current portion of debt	45,705	7,243
Total current liabilities	161,123	69,858
Long-term debt - Less current portion	23,335	19,568
Capital leases - Less current portion	12,341	412
Deferred rent - Less current portion	26,818	3,909
Deferred tax liabilities	2,068	207
Other liabilities	814	387
Total liabilities	226,499	94,341

Stockholders' Equity:
Common stock	42	33
Additional paid-in capital	421,630	187,624
Accumulated other comprehensive loss	(120)	(15)
Accumulated deficit	(108,786)	(44,475)
Total stockholders' equity	312,766	143,167
Total Liabilities and Stockholders' Equity	$539,265	$237,508

Rocket Fuel Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except loss per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$139,504	$85,566	$408,641	$240,605
Costs and expenses:
Media costs	62,834	35,925	173,477	103,637
Other cost of revenue (1)	19,819	8,066	48,586	21,883
Research and development (1)	12,919	7,127	39,794	17,714
Sales and marketing (1)	42,461	27,052	146,430	83,345
General and administrative (1)	18,750	9,037	60,545	28,708
Total costs and expenses	156,783	87,207	468,832	255,287
Operating loss	(17,279)	(1,641)	(60,191)	(14,682)
Other expense, net:
Interest expense	(1,007)	(313)	(3,092)	(917)
Other income (expense)—net	(2,824)	(95)	(5,267)	(308)
Change in fair value of convertible preferred stock warrant liability	—	—	—	(4,740)
Other expense, net	(3,831)	(408)	(8,359)	(5,965)
Loss before income taxes	(21,110)	(2,049)	(68,550)	(20,647)
Income tax (benefit) provision	(614)	112	(4,239)	285
Net loss	$(20,496)	$(2,161)	$(64,311)	$(20,932)

Basic and diluted net loss per share attributable to common stockholders	$(0.49)	$(0.07)	$(1.74)	$(1.38)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	41,486	32,472	37,001	15,177

(1)	Includes unaudited stock-based compensation expense as follows (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Other cost of revenue	$948	$260	$1,758	$471
Research and development	1,462	1,043	5,039	2,308
Sales and marketing	2,774	2,010	10,372	4,482
General and administrative	1,461	1,276	6,361	3,581
	$6,645	$4,589	$23,530	$10,842

Rocket Fuel Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
OPERATING ACTIVITIES:
Net loss	$(20,496)	$(2,161)	$(64,311)	$(20,932)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,111	3,349	23,670	7,855
Provision for doubtful accounts	397	48	459	569
Stock-based compensation	6,645	4,644	23,838	10,921
Deferred taxes	(1,618)	—	(5,418)	—
Amortization of debt discount	51	6	195	7
Excess tax benefit from stock-based activity	(99)	—	(278)	—
Other non-cash adjustments, net	35	389	217	440
Change in fair value of preferred stock warrant liability	—	—	—	4,740
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(20,072)	(22,567)	(25,134)	(43,803)
Prepaid expenses and other assets	3,245	(3,541)	(9,153)	(5,182)
Accounts payable	13,027	8,477	26,952	21,009
Accrued and other liabilities	484	8,821	(1,085)	14,317
Deferred rent	3,597	3,089	24,068	3,189
Deferred revenue	(657)	468	(334)	732
Net cash (used in) provided by operating activities	(4,350)	1,022	(6,314)	(6,138)
INVESTING ACTIVITIES:
Purchases of property, equipment and software	(7,579)	(8,730)	(47,865)	(14,294)
Business acquisition, net	—	—	(97,444)	—
Capitalized internal-use software development costs	(2,141)	(1,106)	(7,600)	(5,592)
Change in restricted cash	—	—	(2,203)	—
Net cash used in investing activities	(9,720)	(9,836)	(155,112)	(19,886)
FINANCING ACTIVITIES:
Proceeds from the issuance of common stock in public offering, net of underwriting discounts and commission and issuance costs	—	(2,734)	115,403	103,612
Proceeds from exercise of common stock options and common stock warrants	1,050	48	3,725	1,400
Excess tax benefit from stock-based activity	99	—	278	—
Proceeds from issuance of common stock from employee stock purchase plan	2,662	—	6,454	—
Tax withholdings related to net share settlements of restricted stock units	(326)	—	(567)	—
Repayment of capital lease obligations	(776)	—	(1,335)	—
Proceeds from debt facilities, net of debt issuance costs	9,479	26,804	44,479	46,804
Repayment of debt facilities	(2,445)	(26,853)	(13,578)	(26,967)
Net cash provided by (used in) financing activities	9,743	(2,735)	154,859	124,849
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND EQUIVALENTS	(249)	140	(250)	152
CHANGE IN CASH AND CASH EQUIVALENTS	(4,576)	(11,409)	(6,817)	98,977
CASH AND CASH EQUIVALENTS—Beginning of period	111,632	125,282	113,873	14,896
CASH AND CASH EQUIVALENTS—End of period	$107,056	$113,873	$107,056	$113,873

Rocket Fuel Inc.
UNAUDITED NON-GAAP MEASURES
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Non-GAAP net revenue	$76,670	$49,641	$235,164	$136,968
Non-GAAP adjusted EBITDA	$2,844	$6,311	$(966)	$4,178
Non-GAAP adjusted net income (loss)	$(7,434)	$2,428	$(24,101)	$(5,350)
Non-GAAP adjusted diluted net income (loss) per share	$(0.18)	$0.06	$(0.65)	$(0.35)

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP REVENUE TO NON-GAAP NET REVENUE
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$139,504	$85,566	$408,641	$240,605
Media costs	(62,834)	(35,925)	(173,477)	(103,637)
Non-GAAP net revenue	$76,670	$49,641	$235,164	$136,968

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net loss	$(20,496)	$(2,161)	$(64,311)	$(20,932)
Adjustments:
Interest expense, net	1,007	313	3,092	917
Income tax (benefit) provision	(614)	112	(4,239)	285
Depreciation and amortization expense	11,111	3,349	23,670	7,855
Stock-based compensation expense	6,645	4,589	23,530	10,842
Change in fair value of convertible preferred stock warrant liability	—	—	—	4,740
Other income (expense) - net	2,824	95	5,267	308
Acquisition related and other expenses	2,240	—	11,476	—
Payroll tax expense related to stock-based compensation	127	14	549	163
Total adjustments	23,340	8,472	63,345	25,110
Non-GAAP adjusted EBITDA	$2,844	$6,311	$(966)	$4,178

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM PRIOR NON-GAAP ADJUSTED EBITDA TO CURRENT NON-GAAP ADJUSTED EBTIDA
(In thousands)

	Three Months Ended
	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Dec 31, 2014
Non-GAAP adjusted EBITDA (as previously presented)	$(4,096)	$194	$(676)	$5,369	$(3,507)	$312	$(4,309)	$1,348
Amortization of internal-use software (previously included)	782	820	843	942	1,116	1,223	1,355	1,496
Non-GAAP adjusted EBITDA	$(3,314)	$1,014	$167	$6,311	$(2,391)	$1,535	$(2,954)	$2,844

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net loss	$(20,496)	$(2,161)	$(64,311)	$(20,932)
Stock-based compensation expense	6,645	4,589	23,530	10,842
Change in fair value of convertible preferred stock warrant liability	—	—	—	4,740
Amortization of intangible assets	4,227	—	5,402	—
Acquisition related and other expenses	2,240	—	11,476	—
Tax impact of the above items	(50)	—	(198)	—
Non-GAAP adjusted net income (loss)	$(7,434)	$2,428	$(24,101)	$(5,350)

Non-GAAP adjusted diluted net income (loss) per share	$(0.18)	$0.06	$(0.65)	$(0.35)

Weighted average shares used in computing non-GAAP adjusted diluted net income (loss) per share	41,486	40,638	37,001	15,177